 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): December 12, 2022

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

DSM Loan Agreement

On December 12, 2022, Amyris, Inc. (the “Company”), certain of the Company’s subsidiaries (the “Subsidiary Guarantors”), and DSM Finance B.V. (“DSM”), as lender, entered into an amendment and restatement of that certain Loan and Security Agreement, dated as of October 11, 2022 (as amended and restated, the “Amended LSA”), pursuant to which DSM made available to the Company a secured term loan facility, consisting of three tranches: a $50 million tranche drawn in full by the Company on October 11, 2022, a $25 million tranche drawn in full by the Company on November 7, 2022, and a $25 million tranche drawn by the Company in the amounts of $5.5 million on December 12 and $19.5 million on December 13, 2022 (the “Tranche 3 Term Loan”).

Pursuant to the Amended LSA, the Company pledged certain equity interests in a joint venture, of which the Company owns a majority interest, in consideration for the Tranche 3 Term Loan, the net proceeds of which will be used for general corporate purposes.

The maturity date of the Tranche 3 Term Loan is the earlier of June 30, 2023 and the consummation of a specified permitted disposition (as defined in the Amended LSA). The Company may, at its option, prepay the outstanding principal amount of the Tranche 3 Term Loan before such maturity date without the incurrence of a prepayment fee. The Tranche 3 Term Loan will accrue interest at a rate of 12% per annum, with quarterly interest payments due in cash. An additional 3% interest applies if the Company fails to pay the principal of the Tranche 3 Term Loan by the maturity date.

The Amended LSA includes customary representations, affirmative and negative covenants, and events of default, and also contains financial covenants, including covenants related to minimum revenue and minimum liquidity.

DSM is an affiliate of DSM International B.V., which is a shareholder of the Company and affiliated with Mr. Philip Eykerman, a member of the Company’s Board of Directors (the “Board”).

The foregoing description of the Amended LSA and the Tranche 3 Term Loan is a summary and is qualified in its entirety by reference to the Amended LSA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Aprinnova Share Purchase

On December 15, 2022, the Company, Nikko Chemicals Co., Ltd. (“Nikko”) and Nippon Surfactant Industries, Co., Ltd. (“Nissa”) entered into a Share Purchase Agreement (the “Purchase Agreement”) related to Aprinnova, LLC (“Aprinnova”), whereby the Company agreed to purchase 39 shares of Aprinnova from Nikko and 10 shares of Aprinnova from Nissa, which collectively constitute 49% of the outstanding membership interests in Aprinnova for aggregate cash consideration of $49 million, less applicable deductions and withholdings required by law. Upon closing of the transaction, which will occur within 60 days, the Company will hold 99% of the outstanding membership interests in Aprinnova.

The Purchase Agreement includes customary representations and covenants and is subject to certain closing conditions, including payment of (i) the purchase price, (ii) $250,000 related to an existing distribution agreement, and (iii) certain amounts related to distributable net cash flows of Aprinnova of approximately $4.3 million, and the receipt of all required governmental authorizations, approvals or permits.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 relating to the Amended LSA above is incorporated herein by reference.

Item 8.01. Other Events.

On December 14, 2022, the Company issued an aggregate 1,253,451 shares of the Company’s common stock (the “Unregistered Securities”) to Schottenfeld Opportunities Fund II, L.P., Koyote Trading, LLC and Phase Five Partners, LP (the “Selling Stockholders”) pursuant to that certain Exchange and Settlement Agreement, dated as of December 14, 2022 (the “Exchange Agreement”). The issuance was made as a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms and conditions of the Exchange Agreement, the Company agreed to file a prospectus supplement, which supplements the Prospectus filed with the SEC on April 7, 2021 together with a Registration Statement on Form S-3ASR (File No. 333-255105), to register the resale of the Unregistered Securities (the “Offering”), under which the Selling Stockholder may sell its Unregistered Securities. The shares were issued in exchange for warrants held by the Selling Stockholders. As a result, the Company will not receive any proceeds from the Offering.

A copy of the opinion of Fenwick & West LLP, relating to the validity of certain of the shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Fenwick & West LLP
10.1	Amended LSA
10.2*	Purchase Agreement
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Confidential portions of this Exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 16, 2022	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer